Exhibit 99.1

Investor Contact: Larry P. Kromidas
618-258-3206

 News
Olin Corporation, 190 Carondelet Plaza, Suite 1530, Clayton, MO 63105-3443

FOR IMMEDIATE RELEASE

Olin to Present at the Citi Basic Materials Symposium

CLAYTON, MO, November 27, 2007 – Olin Corporation’s (NYSE: OLN) senior management will present at the Citi Investment Research Chemicals Conference which is part of the 2007 Citi Basic Materials Symposium to be held in New York, NY on December 4, 2007.

Copies of the presentation slides for the conference will be available prior to the presentation to all investors, news media and the general public on Olin’s web site www.olin.com in the Investor section under Recent Press Releases and Speeches.

COMPANY DESCRIPTION

Olin Corporation is a manufacturer concentrated in two business segments:  Chlor Alkali Products and Winchester.  Chlor Alkali Products manufactures chlorine and caustic soda, sodium hydrosulfite, hydrochloric acid, hydrogen, potassium hydroxide and bleach products.  Winchester products include sporting ammunition, reloading components, small caliber military ammunition and components, and industrial cartridges.

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